UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event report)	January 24, 2014

MOBETIZE CORP.
(Exact name of registrant as specified in its charter)
Nevada	333-181747	99-0373704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8105 Birch Bay Square St. #205, Blaine, Washington, USA		98230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(206) 347-4515
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02              Unregistered Sales of Equity Securities

On December 12, 2012, Telupay, Inc. (“Telupay”) entered into a securities purchase agreement with Baccarat Overseas Ltd. (“Baccarat”) where Telupay agreed to sell to Baccarat a convertible promissory note for the principal sum of up to $20,000 that was convertible at a price of $0.20 per share (the “December Note”).

On January 1, 2013, Telupay entered into a securities purchase agreement with Baccarat wherein Telupay agreed to sell to Baccarat a convertible promissory note for the principal sum of up to $20,000 that was convertible at a price of $0.20 per share (the “January Note”).

Pursuant to an asset purchase and sale agreement dated July 9, 2013 and closed on September 4, 2013 between us and Telupay, we purchased substantially all of the assets and liabilities of Telupay including the December Note and the January Note from Telupay.

On January 24, 2014, we received two notices of conversion dated January 24, 2014 (the “Notices of Conversion”) from Baccarat to convert the December Note and the January Note by cashless conversion into an aggregate of 200,000 common shares of our company to be registered in the name of Bacarrat.

On January 24, 2014, we issued an aggregate of 200,000 common shares to one (1) non-US person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

Item 9.01              Financial Statements and Exhibits

10.1	Securities Purchase Agreement dated as of December 12, 2012 between our company and Baccarat Overseas Inc.
10.2	Securities Purchase Agreement dated as of January 1, 2013 between our company and Baccarat Overseas Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBETIZE CORP.
/s/ Stephen Fowler
Stephen Fowler
President and Director

Date: March 17, 2014